EXHIBIT B
                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that, I, Mitchell Carucci, a general partner of Carucci Family Partners ("CFP"), residing at 33 Lighthouse Rd., Great Neck, New York 11024, hereby appoint Walter Carucci, 17 Battery Place, New York, NY 10004, as my Attorney-in-Fact, to act in my capacity as partner of CFP and for my benefit and for the benefit of CFP and on behalf of CFP with sole and exclusive authority to do the following:

     --   To purchase or sell any security on behalf of Carucci Family Partners.

     --   To  vote  any  securities  now or  hereafter  held by  Carucci  Family
          Partners.

     -- To prepare and sign all documents required by federal and state securities laws and by the Securities and Exchange Commission with respect to the holdings of Carucci Family Partners.

     I hereby grant to my Attorney-in-Fact full right, power, and authority to do every act, deed, and thing requisite, necessary or advisable to be done concerning the above powers, as fully, to all intents and purposes, as I might or could do if personally present and acting, with full power of substitution and revocation, hereby ratifying and confirming all that said Attorney-in-Fact or substitute shall lawfully do or cause to be done by virtue hereof.

     This Power of Attorney shall become effective immediately, and shall not be affected by my disability or lack of mental competence, and shall continue effective until my death; provided, however, that this Power may be revoked by me as to my Attorney-in-Fact at any time by written notice to my Attorney-in-Fact.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of March 1, 1994.



                                           /s/ Mitchell Carucci
                                           --------------------
                                           Mitchell Carucci
                                           as Partner, Carucci Family Partners

STATE/COMMONWEALTH OF NEW YORK   )
                                 )  ss:
COUNTY/PARISH/BOROUGH OF NASSAU  )

On this 1st day of March, 1994, before me, the undersigned, a Notary Public for the State/Commonwealth of New York, personally appeared Mitchell Carucci to me known (or to me proved) to be the identical person named in and who executed the above Power of Attorney, and acknowledged that such person executed it as such person's voluntary act and deed.
                                       /s/ John D. Browning
                                       ---------------------
                                       Notary Public

                                       John D. Browning
                                       Notary Public, State of New York
                                       No. 30-4914718
                                       Qualified in Nassau County
                                       Certificate Filed in New York County
                                       Commission Expires November 23, 1995